Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of IDEAYA Biosciences, Inc. of our report dated March 15, 2019, except for the effects of the reverse stock split described in Note 2, as to which the date is May 21, 2019, relating to the financial statements, which appears in IDEAYA Biosciences, Inc.’s Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-231081).

/s/ PricewaterhouseCoopers LLP

San Jose, California

May 28, 2019